UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021 (August 5, 2021)

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SINO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2021, Sino-Global Shipping America, Ltd. (the “Registrant”) promoted its current Chief Operating Officer (“COO”) Mr. Lei Nie to serve as the Vice President of the Registrant under the same term as the current employment agreement. In connection with this appointment, Mr. Nie resigned from his position as COO.

On August 5, 2021, the Registrant appointed Ms. Jing Shan who is 30 years old as its new COO. From July 2019 to July 2021, Ms. Shan was a financial representative at Northwestern Mutual. Prior to that, she was a COO and PR specialist at LineMony Inc. from December 2016 to July 2019. From August 2016 to December 2016, she was an analyst at Wall Street IPO Consultation Inc.

The employment agreement between the Registrant and Ms. Shan provides for a three-year term that extends automatically in the absence of notice of non-renewal provided at least 30 days prior to the anniversary of the agreement. Upon termination, the Registrant is required to pay Ms. Shan through such date of termination. Ms. Shan’s salary is $120,000 per year.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Employment Agreement by and between Ms. Jing Shan and Sino-Global Shipping America, Ltd., dated as of August 5, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

Date: August 9, 2021	By:	/s/ Lei Cao
	Name:	Lei Cao
	Title:	Chief Executive Officer

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